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                                                                    Exhibit 99.1

                            LAMAR ADVERTISING COMPANY

                                LAMAR MEDIA CORP.


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT

                       PURSUANT TO 18 U.S.C. SECTION 1350



         Each of the undersigned officers of Lamar Advertising Company ("Lamar") and Lamar Media Corp. ("Media") certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Quarterly Report on Form 10-Q of Lamar and Media for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in that combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar and Media.



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Dated:  August 12, 2002           By:  /s/Kevin P. Reilly, Jr.
                                     --------------------------------------------------
                                     Kevin P. Reilly, Jr.
                                     Chief Executive Officer, Lamar Advertising Company
                                     Chief Executive Officer, Lamar Media Corp.


Dated:  August 12, 2002           By:  /s/Keith A. Istre
                                     --------------------------------------------------
                                     Keith A. Istre
                                     Chief Financial Officer, Lamar Advertising Company
                                     Chief Financial Officer, Lamar Media Corp.
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